UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2008

EnerLume Energy Management Corp.
(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number

Two Broadway Hamden, Connecticut		06518
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 248-4100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.  Other Events

Item 8.01.  Other Events.

On January 15, 2008, the Board of Directors of EnerLume Energy Management Corp. (the “Company”) adopted the following compensatory arrangement for all non-employee directors serving on the Board of Directors.  Retroactive to the quarter ended September 30, 2007, non-employee directors will receive quarterly fees of $3,000 in cash and a restricted share grant of the Company’s common stock valued at $7,500, based upon the closing price of the Company’s common stock on the first trading day of the subsequent fiscal quarter, which will also be the date of grant.  In addition, on an annual basis, each non-employee member of the Board who serves as a Committee Chairperson or as the Chairman of the Board will receive a restricted share grant of the Company’s common stock valued at $5,000, based upon the closing price of the Company’s common stock on the first trading day of the Company’s next fiscal year, which will also be the date of grant.  With respect to the stock grants for service as non-employee directors for the first two fiscal quarters of the Company’s current fiscal year, the Board valued the shares as of January 15, 2008, the date of grant.

In addition, the Board granted 100,000 shares of the Company’s restricted common stock, each, to directors Healy, Troiano and D’Antona for past services rendered to the Company as non-employee directors, which was valued at January 15, 2008, the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERLUME ENERGY MANAGEMENT CORP.

Dated: January 17, 2008	By: /s/ Michael C. Malota
Michael C. Malota
Chief Financial Officer

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